UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2022

BROADMARK REALTY CAPITAL INC.

(Exact name of registrant as specified in its charter)

Maryland	001-39134	84-2620891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Fifth Avenue, Suite 2000 Seattle, Washington		98101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 971-0800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BRMK	New York Stock Exchange
Warrants, each exercisable for one fourth (1/4th) share of Common Stock at an exercise price of $2.875 per one fourth (1/4th) share	BRMK WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On November 7, 2022, Broadmark Realty Capital Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2022. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 2.02 by reference.

The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company and Brian P. Ward, the Company’s Chief Executive Officer and a director, have mutually agreed to terminate Mr. Ward’s employment relationship with the Company effective at the close of business on November 7, 2022. Accordingly, Mr. Ward resigned as Chief Executive Officer and as a director effective at such time. The Company’s Board of Directors (the “Board”) appointed Jeffrey B. Pyatt, the Company’s Chairman of the Board and former Chief Executive Officer, as interim Chief Executive Officer, effective as of the close of business on November 7, 2022.

The Board also appointed Kevin M. Luebbers, a director of the Company, as Interim President, effective as of the close of business on November 7, 2022, and appointed Jonathan R. Hermes as the Company’s Chief Financial Officer, effective December 1, 2022.

Additional information regarding these executive officer actions is set forth below.

Separation Agreement with Chief Executive Officer

Mr. Ward and the Company entered into a Separation and Release Agreement, dated November 2, 2022 pursuant to which, among other things, Mr. Ward provided a release of claims against the Company, and the Company agreed to provide him with the benefits he would otherwise receive for a without cause termination by the Company or resignation by Mr. Ward for good reason under his employment agreement. The agreement also releases Mr. Ward from the restrictions on competition with the Company that were included in his employment agreement.

Appointment of Interim Chief Executive Officer

In connection with Mr. Pyatt’s appointment as Interim Chief Executive Officer, Mr. Pyatt entered into a letter agreement with the Company providing him with the following compensation: (1) a base salary of $325,000 per annum; and (2) service-based restricted stock units (“RSUs”) with a value of $325,000 as of the grant date. The RSUs will vest in one installment on November 9, 2023 subject to Mr. Pyatt’s continued employment or service on the Board through such date. The letter agreement also suspends the cash compensation and equity awards that Mr. Pyatt is otherwise entitled to receive for service as the Chairman of the Board pursuant to the letter agreement he entered into with the Company dated February 2, 2022.

Mr. Pyatt’s biography and compensation for 2021 and for service as Chairman of the Board is set forth in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders, filed with the SEC on April 28, 2022, and is incorporated herein by reference. Mr. Pyatt does not have any family relationship with any member of the Board or executive officer of the Company, and does not have any related party transactions with the Company, as defined in Regulation S-K Item 404(a).

Appointment of Interim President

In connection with Mr. Luebbers’ appointment as Interim President, Mr. Luebbers entered into a letter agreement with the Company providing him with the following compensation: (1) a base salary of $325,000 per annum, and (2) service-based RSUs with a value of $325,000 as of the grant date. The RSUs will vest in one installment on November 9, 2023 subject to Mr. Luebbers’ continued employment or service on the Board through such date. Mr. Luebbers will not receive additional compensation for service as a director while he is being paid as Interim President.

As a director of the Company, Mr. Luebbers has received the standard compensation paid to the Company’s directors for service on the Board and its committees. A description of the compensation paid to members of the Board and its committees, along with Mr. Luebbers’ biography, are set forth in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders, filed with the SEC on April 28, 2022, and are incorporated herein by reference. Mr. Luebbers does not have any family relationship with any member of the Board or executive officer of the Company, and does not have any related party transactions with the Company, as defined in Regulation S-K Item 404(a).

Appointment of Chief Financial Officer

Mr. Hermes, age 35, was appointed by the Board as the Company’s Chief Financial Officer, effective December 1, 2022. Mr. Hermes will succeed David Schneider, who, as disclosed in a Current Report on Form 8-K filed with the SEC on October 14, 2022, resigned from the Company in connection with accepting an opportunity at a private company. Mr. Schneider has agreed to remain with the Company until December 31, 2022 to help transition the chief financial officer duties to Mr. Hermes. Upon Mr. Hermes joining the Company on December 1, 2022, Mr. Schneider will cease to be the principal financial officer of the Company, and instead will become an advisor to Mr. Hermes until the termination of his employment.

From September 2010 to November 2022, Mr. Hermes was employed by PricewaterhouseCoopers LLP (“PwC”), working with public and private companies on capital raising transactions, mergers & acquisitions, financial statement audits, as well as assisting companies with technologies across a broad range of topics, including processes within the finance and accounting functions and SEC reporting processes. From 2020 to 2022, Mr. Hermes served as Director, in which capacity he advised companies through a variety of exit scenarios, including SPAC, IPO and private equity and public sales transactions. From 2015 to 2018, Mr. Hermes served in the Capital Markets group in PwC’s Amsterdam office as Manager, where he focused on cross-border transaction between U.S. and European entities, capital markets transactions and finance transformations. Prior to that, Mr. Hermes served in various roles leading public company audits on behalf of PwC in various sectors, including financial services. Mr. Hermes is a licensed certified public accountant, a member of the American Institute of Certified Public Accountants and Washington Society of CPAs. Mr. Hermes is a graduate of Kansas State University with a Bachelors in Financial Controllership and Accounting. Mr. Hermes does not have any family relationship with any member of the Board or executive officer of the Company, and does not have any related party transactions with the Company, as defined in Regulation S-K Item 404(a).

The terms and conditions of Mr. Hermes’ appointment will be governed by an employment agreement dated as of November 7, 2022 between Mr. Hermes and the Company (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Hermes will receive an annual base salary of $375,000 and will be eligible to receive an annual cash bonus under the Company’s annual cash incentive compensation plan with a target bonus amount equal to his base salary, in each case, subject to annual review and increase by the Board or Compensation Committee. Mr. Hermes shall also be paid a cash signing bonus of $100,000, which Mr. Hermes will be obligated to repay on a pro-rated basis if he resigns his employment prior to one year of service other than for good reason or if the Company terminates his employment for cause. In addition, as of the effective date of Mr. Hermes employment, Mr. Hermes will receive a service-based RSU award with a value of $375,000 as of the grant date. The RSUs will vest in equal annual installments on each of the first three anniversary of the grant date, subject to Mr. Hermes’ continued employment through the applicable vesting date.

In the event that Mr. Hermes’ employment is terminated by the Company without “Cause,” or by him for “Good Reason” (as such terms are defined in the Employment Agreement), Mr. Hermes will be entitled to receive severance benefits of (i) 12 months of continued base salary, payable in regular installments in accordance with the Company’s general payroll practices, and (ii) payment of 12 months of premiums related to any continuation health coverage elected under the Company’s group health plans, in each case, provided that he has first entered into a release of claims in favor of the Company.

Item 8.01.	Other Events.

On November 7, 2022, the Board approved a stock repurchase program authorizing the Company to repurchase up to $75.0 million of its common stock, par value $0.001 per share. Repurchases under the stock repurchase program may be made at management’s discretion from time to time on the open market, in privately negotiated transactions or otherwise, in each case subject to compliance with all Securities and Exchange Commission rules and other legal requirements, and may be made in part under one or more Rule 10b5-1 plans, which permit stock repurchases at times when the Company might otherwise be precluded from doing so. The timing and amount of any repurchase transactions will be determined by the Company’s management based on its evaluation of market conditions, share price, legal requirements and other factors. There is no guarantee as to the exact number of shares that will be repurchased under the stock repurchase program, or that any repurchases will occur. In addition, the stock repurchase program may be suspended, extended or terminated by the Company at any time without prior notice.

On November 4, 2022, the Company also entered into an amendment (the “Amendment”) to the Credit Agreement, dated February 19, 2021, by and among the Company, as the borrower, the lenders listed therein and JPMorgan Chase Bank, N.A., as administrative agent for the lenders (as amended, the “Credit Agreement”) to allow for repurchases of shares of the Company’s common stock, subject to certain limitations.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 to Credit Agreement, dated November 4, 2022, by and between Broadmark Realty Capital Inc. and JP Morgan Chase Bank, N.A., as administrative agent.
99.1	Press Release of the Company, dated November 7, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

BROADMARK REALTY CAPITAL INC.

Date: November 7, 2022	By:	/s/ David Schneider
	Name:	David Schneider
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)